EXHIBIT 99.1


For Immediate Release
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                                                                        Contact:
                                                                        --------
                                                            Jane M. Green, Ph.D.
                                                    VP, Corporate Communications
                                                                  Exelixis, Inc.
                                                                    650 837 7579
                                                            jmgreen@exelixis.com

                    EXELIXIS ANNOUNCES R&D MANAGEMENT CHANGES

SOUTH SAN FRANCISCO, Calif. - October 30, 2003 - Exelixis, Inc. (Nasdaq: EXEL) announced that Geoffrey Duyk, M.D., Ph.D., will leave the position of president, research and development and chief scientific officer of the company in order to pursue other professional opportunities. Dr. Duyk's departure will become effective at the end of the year. Frank McCormick, Ph.D., a member of Exelixis' board of directors, and Director of the University of California, San Francisco Comprehensive Cancer Center, and the David A. Wood Professor of Tumor Biology and Cancer Research in the Department of Microbiology and Immunology at UCSF, will assume a senior advisory role in the company's research and development organization. Greg Plowman, M.D., Ph.D., Michael Morrissey, Ph.D., and Jeffrey Latts, M.D., will continue in their current respective roles of senior vice president of research, senior vice president of discovery research, and chief medical officer, and will work closely with Dr. Duyk, Dr. McCormick and chief executive officer George Scangos to effect a smooth transition in the management of Exelixis' research and development organization.

"Geoff made a very significant contribution to the company's development and the establishment of a highly productive research and development capability and excellence in all aspects of its operations," said George A. Scangos, Ph.D., president and chief executive officer. "Geoff was instrumental in helping to build the company's strong foundation, and has been a valued friend and colleague, member of the executive management team and board of directors. Everyone at Exelixis respects and supports his choice to embark upon new professional challenges at this point in his life, and we wish him all the best."

Continued Dr. Scangos: "Today, Exelixis is a product-focused company with multiple projects advancing rapidly in clinical development. We have a growing pipeline of exciting cancer compounds, an experienced, accomplished and committed senior management team in R&D and a strong business group focused on implementing strategies for establishing a commercially successful company. Frank McCormick is a highly creative and innovative cancer researcher, entrepreneur and business executive who has been able to pragmatically apply his insights to develop new generations of cancer therapeutics. I have known Frank for many years and look forward to the opportunity to work closely with him to continue Exelixis' development into a first-rank cancer company that will bring innovative, effective cancer treatments to patients in need. His energy, enthusiasm, and expertise will be valuable assets to Exelixis as we seek to develop our pipeline of clinical compounds and establish our company as a leader in cancer therapeutics."

Said Geoff Duyk: "It has been a privilege to work with George, the Exelixis board of directors and the many talented and dedicated people of Exelixis, and to have helped shape the growth and development of this promising company. I am proud of what Exelixis has achieved and my role in the company's success. I am looking forward to opportunities to help build promising entrepreneurial companies or to participate in emerging opportunities in the public sector.
My objective is to continue to forge new approaches to scientific innovation and, through greater involvement in public policy and public sector initiatives, to find new ways to apply emerging research technologies to urgent medical needs."

Dr. Duyk joined Exelixis in April 1997 from Millennium Pharmaceuticals, where he was one of the founding scientific staff. As Vice President of Genomics at Millennium, he was responsible for building and leading the informatics, automation, DNA sequencing and genotyping groups as well as the mouse and human genetics group. Prior to his tenure at Millennium, Dr. Duyk was an Assistant Professor of Harvard Medical School (HMS) in the Department of Genetics and Assistant Investigator of the Howard Hughes Medical Institute (HHMI). While at HMS, Dr. Duyk was a Co-Principal Investigator in the National Institutes of Health (NIH) funded Cooperative Human Linkage Center. Dr. Duyk has been and continues to be a member of numerous NIH panels and oversight committees focused on the planning and execution of the human genome project. Dr. Duyk holds a Ph.D. and M.D. from Case Western Reserve University and completed his medical and fellowship training at University of California, San Francisco. While at UCSF, Dr. Duyk was a fellow of the Lucille P. Markey Foundation and was also awarded a post-doctoral fellowship from the Howard Hughes Medical Institute.

Dr. McCormick joined the Exelixis board of directors in July 2003. Before assuming his current affiliation with UCSF, Dr. McCormick was the founder and chief scientific officer at Onyx Pharmaceuticals. Prior to that, he served as vice president of research at Chiron Corporation, and vice president of research at Cetus Corporation. He also completed post doctoral fellowships with Dr. Alan Smith at the Imperial Cancer Research Fund in London, England, and with Professor Seymour S. Cohen at the State University of New York at Stony Brook. Dr. McCormick received his Bachelor of Science degree in biochemistry from the University of Birmingham, England and his Ph.D in biochemistry from the University of Cambridge, England. Dr. McCormick is on the editorial board of some of the most prestigious international cancer publications and serves as a board member or advisor to multiple cancer research organizations. He has received numerous awards in recognition of his contributions to the field of cancer research, authored more than 200 scientific publications and edited five books, and holds 21 patents.

Exelixis, Inc. (Nasdaq: EXEL) is a leading genomics-based drug discovery company dedicated to the discovery and development of novel therapeutics. The company is leveraging its fully integrated gene-to-drug platform to fuel the growth of its proprietary drug pipeline. Exelixis' development pipeline includes: XL119, which is anticipated to enter a Phase 3 trial as a potential treatment for bile duct tumors; XL784, an anticancer compound currently in a Phase 1 safety study; XL647 and XL999, anticancer compounds that are potential IND candidates; and multiple compounds in preclinical development. Exelixis has established broad corporate alliances with major pharmaceutical and biotechnology companies, including SmithKlineBeecham Corporation and Bristol-Myers Squibb Company. The company has also established agricultural research collaborations with Bayer CropScience, Dow AgroSciences and Renessen LLC. Other partners include Merck & Co., Inc., Schering-Plough Research Institute, Inc., Cytokinetics, Inc., Elan Pharmaceuticals, Inc. and Scios Inc. For more information, please visit the company's web site at www.exelixis.com.
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This press release contains forward-looking statements, including without limitation statements related to the personnel changes in the company's management. Words such as "believes," "anticipates," "plans," "expects," "intend," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Exelixis' current expectations. Forward-looking statements involve risks and uncertainties. Exelixis' actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of many factors, including without limitation the successful transition of Exelixis' executive team discussed in this release. These and other risk factors are discussed under "Risk Factors" and elsewhere in Exelixis' quarterly report on Form 10-Q for the quarter ended June 30, 2003, annual report on Form 10-K for the year ended December 31, 2002 and other filings with the Securities and Exchange Commission. Exelixis expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Exelixis  and  the  Exelixis  logo  are  registered  U.S.  trademarks.

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